Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Julie K. Xanders, Rebecca K. Marquez and John B. Bode, jointly and severally, as his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement filed on Form S-8 of Tribune Publishing Company, and any or all amendments (including post-effective amendments) thereto and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act of 1933 (the “Act”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”) pursuant to the Act, and any and all other instruments which said attorney-in-fact and agent deem necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or governmental subdivision, giving and granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he might or could do it personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that said attorney-in-fact and agent, or substitute or substitutes, may or shall lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ John H. Griffin, Jr.	Director, President and Chief Executive Officer	August 6, 2014
John H. Griffin, Jr.	(Principal Executive Officer)

/s/ John B. Bode	Executive Vice President and Chief	August 6, 2014
John B. Bode	Financial Officer (Principal Financial and Accounting Officer)

/s/ Eddy W. Hartenstein	Director and Chairman	August 6, 2014
Eddy W. Hartenstein

/s/ David E. Dibble	Director	August 6, 2014
David E. Dibble

/s/ Philip G. Franklin	Director	August 6, 2014
Philip G. Franklin

/s/ Renetta McCann	Director	August 6, 2014
Renetta McCann

/s/ Ellen Taus	Director	August 6, 2014
Ellen Taus